Exhibit 1


                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Kinder Morgan Debenture-Backed Series
2002-6
*CUSIP:    21988G460

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 1, 2004.

INTEREST ACCOUNT
----------------

Balance as of    September 1, 2003.....                                  $0.00
         Scheduled Income received on securities.....              $409,750.00
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to the Holders.....                         -$409,749.86
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.14
Balance as of    March 1, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    September 1, 2003.....                                  $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of    March 1, 2004.....                                      $0.00


              UNDERLYING SECURITIES HELD AS OF      March 1, 2004

          Principal
            Amount                       Title of Security
          ---------                      -----------------
         $11,000,000      Kinder Morgan, Inc., formerly known as K N Energy,
                          Inc.7.45% Debentures due March 1, 2098
                          *CUSIP:    482620AX9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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